Exhibit 99.11
W I L L I A M    S T R E E T
William Street Commitment Corporation / 1 New York Plaza/New York, NY 10004
December 22, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156
Re: Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,
WILLIAM STREET COMMITMENT CORPORATION
(Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton

Mark Walton
Assistant Vice President
Telephone Number: (212) 357-6170